Exhibit 4.4

	NUMBER		SHARES
PES
SEE REVERSE FOR CERTAIN DEFINITIONS AND LEGENDS
		INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	CUSIP 723664 20 7

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF $0.001 PER SHARE, OF

PIONEER ENERGY SERVICES CORP.

Transferable on the books of the Corporation, in person or by duly authorized attorney, upon surrender of this certificate property endorsed. This certificate and the shares represented hereby are issued and shall be subject to the provisions of the laws of the State of Texas and to all of the provisions of the Articles of Incorporation and the Bylaws of the Corporation, as amended from time to time (copies of which are on file at the office of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

  DATED:

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
CHIEF EXECUTIVE OFFICER		TRANSFER AGENT AND REGISTRAR

BY
SECRETARY		AUTHORIZED SIGNATURE

Pioneer Energy Services Corp.

A full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of stock of the Company to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, preferences, limitations and relative rights of subsequent series of stock is set forth in the Articles of Incorporation of the Company as amended, and/or in resolutions, if any, of the Board of Directors of the Company fixing and determining the designations, preferences, limitations and relative rights of series of stock, copies of which Articles of Incorporation and resolutions, if any, are on file in the Office of the Secretary of State of the State of Texas. Under said Articles of Incorporation, no holder of any shares of the Company has any preemptive right to acquire unissued or treasury shares of the Company. The Company will furnish a copy of said Articles of Incorporation and said Resolutions, if any, to the record holder of this certificate without charge upon written request of the Company at its principal place of business or registered office.

The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT –	Custodian
[Cust] [Minor]
TEN ENT	–	as tenants by the entireties
under Uniform Gifts to Minors
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common		Act
[State]
			UNIF TRF MIN ACT –	Custodian (until age )
[Minor]

to Minors Act
[State]

Additional abbreviations may also be used though not in the above list.
For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address, including postal zip code, of assignee Shares of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

NOTICE:
THE SIGNATURE TO THIS	X
ASSIGNMENT MUST CORR-		(SIGNATURE)
ESPOND WITH THE NAMES
AS WRITTEN UPON THE
FACE OF THE CERTIFICATE
IN EVERY PARTICULAR,	X
WITHOUT ALTERATION OR		(SIGNATURE)
ENLARGEMENT OR ANY
CHANGE WHATEVER
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED BY: